Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 23, 2008, by and among TOP SHIPS INC., a Marshall Islands corporation (the “Company”), and the investors signatory hereto (each an “Investor” and collectively, the “Investors”).

RECITALS

A.	The Company is corporation that is in the business of owning and operating tanker and drybulk vessels.

B.
The Company has entered into stock purchase agreements with some of the Investors (collectively, the “Stock Purchase Agreements”), each dated April 23, 2008, pursuant to which the Company has agreed to issue to such Investors, and such Investors have agreed to purchase, an aggregate of 5,307,143 shares of the Company’s common stock, par value $0.01 per share (the “Purchased Shares”) at a price per share of $7.00, for an aggregate investment amount of $37,150,001.

C.
The Company has entered into a loan agreement with Imperial Ventures Inc. (“Imperial”), dated March 11, 2008, as amended March 20, 2008 (the “Imperial Loan Agreement”), pursuant to which the Company has agreed to issue to Imperial 738,318 shares of the Company’s common stock, par value $0.01 per share, (the “Imperial Shares”).

D.
The Company has entered into a loan agreement with Proteus Investments Inc. (“Proteus”), dated April 7, 2008 (the “Proteus Loan Agreement”), pursuant to which the Company has agreed to issue to Proteus 1,223,231 shares of the Company’s common stock, par value $0.01 per share, (the “Proteus Shares” and, together with the Purchased Shares and the Imperial Shares, the “Registration Shares”).

E.
This Agreement is made pursuant to each of the Stock Purchase Agreements with respect to the Purchased Shares, the Imperial Loan Agreement with respect to the Imperial Shares and the Proteus Loan Agreement with respect to the Proteus Shares.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(b).

“Agreement” shall have the meaning set forth in the preamble above.

“Availability Date” shall have the meaning set forth in Section 3(j).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York, London, England or Athens, Greece are authorized or required by law or other governmental action to close.

“Company” shall have the meaning set forth in the preamble above.

“Effectiveness Period” shall have the meaning set forth in Section 2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means the 180th day after the date of this Agreement.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Imperial” shall have the meaning set forth in the recitals above.

“Imperial Loan Agreement” shall have the meaning set forth in the recitals above.

“Imperial Shares” shall have the meaning set forth in the recitals above.

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Investor” or “Investors” shall have the respective meaning set forth in the preamble above.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Proteus” shall have the meaning set forth in the recitals above.

“Proteus Loan Agreement” shall have the meaning set forth in the recitals above.

“Proteus Shares” shall have the meaning set forth in the recitals above.

“Registrable Securities” means the Registration Shares, together with any Securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing and any other shares of Common Stock owned by the Investors at the time of the Filing Date.

“Registration Shares” shall have the meaning set forth in the recitals above.

“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Purchase Agreement” shall have the meaning set forth in the recitals above.

“Suspension Certificate” shall have the meaning set forth in Section 6(d).

“Trading Market” means the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market; and, with respect to any particular date, shall mean the Trading Market on which the Common Stock is listed or quoted for trading on the such date.

2.     Registration. (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the offering and resale of all of the Registrable Securities pursuant to Rule 415, or if Rule 415 is not available for offers or sales of the Registrable Securities, for such other means of distribution of Registrable Securities as the Holders may specify. The Registration Statement required hereunder shall be on Form S-3 or Form F-3, as applicable (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 or Form F-3, in which case the Registration shall be on Form S-1 or F-1 or another appropriate form as shall be selected by the Company upon advice of its counsel). The Registration Statement required hereunder shall contain (except if otherwise directed by the Holders) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but no later than 120 days following the filing thereof, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until the date which is two years after the Closing Date or such later date when all Registrable Securities covered by the Registration Statement (i) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (ii) may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). If Rule 415 is not available and the Holder shall specify that the Registration Statement relate to an underwritten offering, then the Company shall, at the underwriter’s request, direct its Chief Executive Officer and Chief Financial Officer to participate in one or more “road show” presentations, which presentations shall be conducted at the Company’s expense.

(b)           Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the termination of the offering under the previous registration.

3.     Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)       Not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, (i) furnish to the Holders copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective legal counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith.

(b)       (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period;

(ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)       Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two (2) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing promptly following the day (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto as promptly as reasonably possible to each of the Holders who so requests provided such requesting Holders agree to keep such information confidential until it is publicly disclosed); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such Holder of Registrable Securities agrees to keep such information confidential until it is publicly disclosed).

(d)       Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)       To the extent requested by such Holders, furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f)       Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g)       Use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each of the registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)       If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)        Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)        Use best efforts to make available to its security holders no later than the Availability Date (as defined below), an earning statement covering a period of at least twelve (12) months, beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder. For the purpose of this subsection, “Availability Date” shall mean the 45th day following the end of the fourth fiscal quarter after the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(k)       Comply with all applicable rules and regulations of the Commission and use its reasonable best efforts to cause all Registrable Securities to be listed for trading on a Trading Market.

The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the person thereof that has voting and dispositive control over the Shares, for purposes of disclosure in the “Selling Stockholder” table in the Registration Statement.

4.         Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) for compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance and (vi)  fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal and accounting expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and all fees and expenses of the Company’s certified public accountants), the expense of the preparation of all financial statements and any audit or review thereof by the Company’s accountants and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or any legal fees or other costs of the Holders.

5.         Indemnification.

(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities as set forth in Annex A hereto or any changes to Annex A hereto that are expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(b).

(b)       Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, to the extent arising out of or based upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus expressly for use therein; provided, that each Holder’s obligation to indemnify such indemnified parties shall only be to the extent of the net proceeds received by such Holder in the offering to which the Registration Statement relates, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities as set forth in Annex A hereto or any changes to Annex A hereto that are expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(b).

(c)       Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is reasonably likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(d)       Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6.         Miscellaneous.

(a)       Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(b)       Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event of a discontinued disposition under this Section 6(b), the Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable and to provide copies of the supplemented Prospectus and/or amended Registration Statement or the Advice as soon as possible in order to enable each Holder to resume dispositions of the Registrable Securities. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(c)       Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by the Company or Company and any Holder of the then outstanding Registrable Securities from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by the Company and at least a majority of the Holders of the then outstanding Registrable Securities, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and at least a majority of the Holders of the then outstanding Registrable Securities.

(d)       Suspension of Trading. At any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Holders of such Registrable Securities a certificate (the “Suspension Certificate”) approved by the Chief Executive Officer of the Company and signed by an officer of the Company stating that the effectiveness of and sales of Registrable Securities under the Registration Statement would:

   (i)    materially interfere with any transaction that would require the Company to prepare financial statements under the Securities Act that the Company would otherwise not be required to prepare in order to comply with its obligations under the Exchange Act, or

   (ii)      require public disclosure of any transaction of the type discussed in Section 6(d)(i) prior to the time such disclosure might otherwise be required.

Beginning ten (10) Business Days after the receipt of a Suspension Certificate by Holders of Registrable Securities, the Company may, in its discretion, require such Holders of Registrable Securities to refrain from selling or otherwise transferring or disposing of any Registrable Securities or other Company securities then held by such Holders for a specified period of time that is customary under the circumstances (not to exceed thirty (30) days). Notwithstanding the foregoing sentence, the Company shall be permitted to cause Holders of Registrable Securities to so refrain from selling or otherwise transferring or disposing of any Registrable Securities or other securities of the Company on only one occasion during each twelve (12) consecutive month period that the Registration Statement remains effective. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 6(d).

(e)       Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) on the date of transmission when delivered via facsimile prior to 5:00 p.m. (New York City time) on a Business Day, (ii) one Business Day after transmission when delivered via facsimile later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) upon delivery when delivered personally, (iv) three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (v) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company:

1 Vas. Sofias & Meg. Alexandrou St
15124 Maroussi - Athens
Greece
Tel: 30 210 812 8199
Attention: Chief Financial Officer

With a copy (which shall not constitute notice) to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attn: Gary J. Wolfe, Esq.
Facsimile: (212) 480-8421

If to an Investor, to:

To the addresses set forth under such Investor’s name on the signature pages to this Agreement

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

(f)       Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities, provided a sale of the Company shall not be deemed an assignment. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(g)       Execution in Counterparts; Facsimile Signatures. This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.

(h)       Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the Borough of Manhattan, City, County and State of New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.  The parties hereby irrevocably waive trial by jury in any action, proceeding or claim brought by any party hereto or beneficiary hereof on any matter whatsoever arising out of or in an way connected with this agreement.

(i)       Cumulative Remedies. All remedies, either under this Agreement or by law, afforded to the parties hereto, shall be cumulative and not alternative.

(j)        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(k)       Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

(l)        Construction of this Agreement. If any of the provisions of this Agreement conflict with any of the other provisions of any the applicable stock purchase agreement or loan agreement, as the case may be, such conflict shall be resolved in every instance in favor of the provisions of the stock purchase agreement or loan agreement, as the case may be.

(Remainder of page intentionally left blank. Signature pages to follow.)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:	ADDRESS

TOP SHIPS INC.

By: ______________________________
Name:
Title:

INVESTORS:

SPHINX INVESTMENT CORP. Purchaser of 2,900,000 Purchased Shares

By: _______________________________
Name:
Title:

TORY MARITIME LIMITED Purchaser of 1,130,000 Purchased Shares

By: _______________________________
Name:
Title:

SHADOW ENTERPRISES S.A. Purchaser of 920,000 Purchased Shares

By: _______________________________
Name:
Title:

PEARL VENTURES INC. Purchaser of 357,143 Purchased Shares	11, Kanari Street 106 71 Athens Greece

By: _______________________________
Name:
Title:

IMPERIAL VENTURES INC.	c/o G.C. Economou 11, Kanari Street
106 71 Athens
By: _______________________________	Greece
Name:
Title:

PROTEUS INVESTMENT INC.	c/o G.C. Economou 11, Kanari Street
106 71 Athens
By: _______________________________	Greece
Name:
Title:

ANNEX A

Plan of Distribution

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each selling stockholder as a pledge, gift, partnership distribution or other sale in any privately negotiated transaction, or non-sale related transfer. The number of shares beneficially owned by a selling stockholder will decrease as and when it effects any such transfers. The plan of distribution for the selling stockholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholders may also make sales in negotiated transactions. The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•
on the New York Stock Exchange, American Stock Exchange or NASDAQ Global Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•	to cover short sales;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with distributions of the shares or otherwise, the selling stockholders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short and redeliver the shares to close out such short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

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•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the selling stockholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods. The selling stockholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus. The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from to time under this prospectus; provided however in the event of a pledge or then default on a secured obligation by the selling stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling stockholders to include the pledgee, secured party or other successors in interest of the selling stockholder under this prospectus.

The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information concerning the issuer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding certain limitations.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

The Company is required to pay all fees and expenses incident to the registration of the shares.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the selling shareholders for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

SK 23116 0001 876840

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